Abacus Shareholder Letter
Setting Our Future Trajectory
September 25, 2025
Dear Shareholders,

Last month, we delivered another excellent quarter nearly doubling year-over-year revenue and adjusted net income. We continue to execute our strategic initiatives to position Abacus as a leading alternative asset and wealth management platform. Indeed, our strong performance for the quarter was driven by robust demand for investments with attractive risk-adjusted returns and low correlation to other asset classes. During times of uncertain and volatile economic outlook for many types of traditional investment vehicles, we believe our products remain highly attractive.

Given our strong first-half execution and improved visibility for the rest of the year, as disclosed in our second quarter earnings release we have raised our full-year 2025 outlook. We now expect adjusted net income to be between $74 million and $80 million, which implies strong year-over-year growth of 59% to 72%.

On September 22, we proudly joined the Russell 2000 and Russell 3000 indices. This achievement marks an exciting milestone and underscores the strength of our business momentum. We are also excited to announce that we will release our third quarter 2025 financial results after the market closes on Thursday, November 6, 2025.

We continue to add breadth to our competitive moat, operating four businesses with one vision. Our largest is Abacus Life Solutions, where we are transforming life insurance into a high-performing asset class. It is also the least understood of our four divisions.

Earlier this summer, we were the target of a short attack that made numerous false claims about Abacus, primarily about our Life Solutions business. We immediately responded with facts and data around how this business operates and have used every opportunity since then to explain our business model, increase transparency and clarity, as well as answer investor questions. We have worked tirelessly to address all investor concerns, and we now believe it is time to turn the page and refocus on executing our growth strategy. Both our leadership team and independent directors have full confidence in the company, our strategy, business operations, and compliance systems. Other stakeholders, from Wall Street to our clients and partners, have similarly expressed complete confidence in our business.

I want to share several frequently asked questions we’ve received over the last few months and be transparent in how we’ve been answering them. While the report’s claims were false (and in many cases repeated the same false claims a competitor has been making for years) we welcome the opportunity to educate investors about our company and bring them along on the Abacus journey. You can see our answers to the FAQs at the end of this letter.

SEC Reporting
I would also like to highlight that Abacus is the only public company in our space subject to regular reporting with the SEC and following strict disclosure rules designed to protect investors. As a result, we believe that none, I repeat none, of our peers are required to be as open about their business as Abacus. Being a public company comes with heightened transparency that helps investors make informed decisions while holding company leadership accountable for open, timely communication.

New Key Performance Indicators
To that end, and to help investors understand our business with even more clarity, we now elect to disclose three new metrics that we believe are key performance indicators (KPIs) and demonstrate how we manage our life insurance policy portfolio and create value for investors. These KPIs include:

●Turnover Ratio: Measures our capital efficiency, e.g. how fast Abacus cycles assets through its balance sheet. Think of it like inventory turnover at a retail store. A higher number shows Abacus is moving policies quickly to generate returns. In the second quarter, the ratio was 2.3x, which was above our target range of 1.5x-2.0x.

●Holding Period: Tracks our ability to both "season" assets and make strategic dispositions. This means that from time to time, we may decide to hold assets long enough to add value, then sell at the right moment to enhance our returns. In the second quarter, the weighted average days policy assets spent on our books before being sold were 243, as compared to the weighted average age of policy assets we still owned at 229 days. In short, we sold older inventory as compared to what was left on the balance sheet. We believe that this KPI shows that we’re not just flipping inventory but rather strategically holding assets and selling them at the right time to enhance returns to shareholders.

●Realized Gains: Captures the profit margin between what Abacus pays for a policy asset and what we sell it for. This KPI speaks to our consistent value creation regardless of market cycles. We achieved 26% in the second quarter. This figure has remained above 20% for the 18 months ended June 30, 2025.

Why Investors Come to Us
Abacus operates as the originator, market maker and asset manager of life insurance policies as investable assets. Similar to the leading private credit companies, we originate high-quality assets and sell a portion at prevailing market prices, determined by real-time investor demand. Our own managed funds are beneficiaries of our originations, each of which operates independently, with distinct investment policies and investment objectives tailored to its specific investor base. We then syndicate the remaining assets to institutional third-party investors at the same market-driven prices. We believe that this dual approach allows us to maximize the value of our origination capabilities while serving diverse investor needs with pricing that reflects current market dynamics.

Investors come to Abacus to benefit from our investment management expertise and proprietary investment products. We believe that our origination program meets all regulatory requirements and adheres to industry best practices. Our investors want to invest in Abacus-originated assets, not those originated by other companies. This direct relationship between our origination capabilities and investor demand is fundamental to our value proposition and competitive advantage.

In our view, our origination platform represents a valuable and unique proposition that differentiates us from other industry players. Policyholders seeking liquidity solutions come to our platform because we are best positioned to offer the highest price for their life insurance policies. Meanwhile, institutional asset managers bid for assets on our platform as they increasingly seek yield opportunities with low correlation to other investments. We believe that this durable model of serving both liquidity-seeking consumers and yield-seeking investors creates strategic advantages across market cycles.

Management Aligned with Shareholders
We run the business like we own it, because we do. Our senior management team has significant insider ownership, collectively owning over 60% of the outstanding shares. This high level of insider ownership ensures alignment with long-term shareholder interests.

Showing further confidence in Abacus, earlier this summer, our Board authorized a $20 million Share Repurchase Program. This is a clear signal of confidence in the company's commitment to enhancing shareholder returns.

Clear Growth Trajectory Ahead
After years of getting the various pieces in place, the Abacus flywheel is starting to really gain momentum. The Abacus advantage is our four verticals working synergistically under a single vision. To summarize, our Life Solutions division serves as the origination engine, leveraging deep industry expertise and proprietary technology to source, price, and manage life insurance assets.

These assets are then used by the Abacus Asset Group for its longevity funds, enabling the creation of uncorrelated investment products and delivering superior risk-adjusted returns. Further, we are now building upon our investment expertise to offer our clients new products as we continue the expansion of Abacus Asset Group.

Next, our ABL Tech division provides a competitive moat through its data-driven mortality verification services, directly contributing to faster claim resolutions, fraud prevention, and more confident financial projections. This product is quickly becoming a front-runner in the space, attracting over 100 pension funds and institutional clients.

Finally, Abacus Wealth Advisors acts as the distribution channel, where our investment advisors and partners will look to offer personalized financial planning based on longevity insights, further strengthening client relationships and expanding the company's reach. This vertical integration allows Abacus to control the entire value chain, ensuring superior outcomes for all of our clients.

Our second quarter results continue to validate our resilient and differentiated business model. Going forward, you will see these four businesses begin to seamlessly work together to accelerate our financial performance. We expect that the market opportunity ahead of us is substantial, and we're energized about leveraging our 20-year track record of consistent financial performance to drive sustainable, profitable growth over the long term.

I sincerely thank all of our investors for your trust in us, and we appreciate your interest in Abacus.

Jay Jackson
Chairman and CEO

Recent FAQs

1.How does Abacus and its funds value life settlement policies?

Abacus values its balance sheet using the mark-to-market model. Its Consolidated Financial Statements, included in the Company’s most recent 10-K provide: "The Company determines fair value based on assumptions that market participants would use in pricing an asset or a liability in the principal or most advantageous market." In accordance with U.S. GAAP, Abacus’ balance sheet valuation model estimates the price it would receive on the sale of its life settlement policies based on applying data it has from actual policy trading activity, and then applies this and other data to inform its assumptions of what a buyer would pay if it used primarily a discounted cash flow and life expectancy analysis, which results in the reported discount rate.
As such our balance sheet valuation model is not determined by life expectancy estimates or forecasted discount rates. Our calculation of fair value for purposes of balance sheet valuation results from data that we observe in the market for life settlement policies, drawing on our experience of prior deals with our trading partners, institutional and representatives of a large, growing market, including the largest private credit asset managers, global alternative asset managers, family offices, insurance companies, and reinsurers.

In the Q2 2025 10-Q we reported three key numbers: we realized 26% gains on policies sold, we used a 22% historical gains to value our existing policies, and we reported a 16% discount rate. This 16% rate assumes that if buyers purchased our policies at our valuation marks, while making a similar set of other assumptions, and held them to maturity, that would be their expected return.

Note that if the observed historical gains on sale (historical trade spreads) were to increase that would result in a decrease of the implied discount rate, all else equal.

All Longevity Funds currently managed by Abacus seek third-party valuation marks on an ongoing basis.

2.How do you measure revenue on policy sales?

Realized gain on sale captures the immediate economic value created when a policy transaction is completed. This allows investors to track how we convert most of our assets into cash within a one-year period. This metric provides a clear picture of our operational performance because it reflects the actual market value that our origination platform creates. Unlike theoretical valuations, realized gain on sale demonstrates the tangible premium that investors actually pay for our originated assets.

Our average realizations have historically met or exceeded the marks at which we carry assets on our balance sheet.

3.What portion of policies are sold from your balance sheet to Abacus-managed funds? How does that compare to syndicating them to third parties?

a.Related party transactions represented 29% of revenue in 2Q25 and 17% for 1H25. These portions include the Carlisle Funds in Luxembourg and all our longevity funds. The year-to-date related party transactions are reported quarterly in the 10-Q in the related party transaction section.

We originate high-quality assets and then sell some of these assets at prevailing market prices determined by actual investor demand, while others are contributed to funds managed by Abacus. This dual approach is consistent with other leading private credit asset managers.

The direct interaction between our origination, market-making capabilities, and investors is fundamental to our value proposition and competitive advantage. Investors come to Abacus specifically to access our proprietary originations, policy servicing and valuation expertise, and our investment products. The amount we originate for related party funds can vary quarter-to-quarter based on capital availability and other investor demand.

4.What are the compliance policies and procedures that ensure Abacus-managed funds are truly buying policies at the same market bid that your third parties are paying?

In our Abacus Asset Group division, each of our funds is independently managed by its respective portfolio manager with fiduciary responsibilities to fund investors. They have their own investment committees, investment policy statements, investment objectives, and asset management capabilities. In addition, each fund is required to get a third-party actuarial market valuation of the underlying assets that it purchases. Assets are valued quarterly for each fund’s NAV.

Any purchases and sales on behalf of the Abacus balance sheet are done by our Life Solutions division, independently from asset management. If Life Solutions were to decide to sell a policy to one of the funds managed by Asset Group, it must hold at least one third-party bid before proceeding with the transaction.

5.Why did Abacus acquire Carlisle?

Abacus acquired Carlisle for the firm’s long-term track record, strong management, excellent regulatory track record, and fee-based revenue. Abacus has a robust trading platform that has been successfully selling policies to institutional investors for over 20 years, and Carlisle offers Abacus a turnkey solution to vertically integrate into investment management services for both domestic and especially international investors that frequently cannot invest directly into US-based structures. We also realized significant synergies by expanding our servicing platform, and are now recognized as preeminent servicer in the space. Finally, Carlisle is a licensed Authorized Investment Fund Manager (“AIFM”) in Luxembourg with a robust global distribution network in place, making it an ideal launching pad to structure, manage and distribute new investment products globally.

Forward-Looking Statements
All statements in this letter (and oral statements made regarding the subjects of this letter) other than historical facts are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of uncertainties and factors that could cause actual results to differ materially from such statements, many of which are outside the control of Abacus. Forward-looking information includes but is not limited to statements regarding: Abacus’s financial and operational outlook; Abacus’s operational and financial strategies, including planned growth initiatives and the benefits thereof, Abacus’s ability to successfully effect those strategies, and the expected results therefrom. These forward-looking statements generally are identified by the words “believe,” “project,” “estimate,” “expect,” “intend,” “anticipate,” “goals,” “prospects,” “will,” “would,” “will continue,” “will likely result,” and similar expressions (including the negative versions of such words or expressions).

While Abacus believes that the assumptions concerning future events are reasonable, it cautions that there are inherent difficulties in predicting certain important factors that could impact the future performance or results of its business. The factors that could cause results to differ materially from those indicated by such forward-looking statements include, but are not limited to: the fact that Abacus’s loss reserves are bases on estimates and may be inadequate to cover its actual losses; the failure to properly price Abacus’s insurance policies; the geographic concentration of Abacus’s business; the cyclical nature of Abacus’s industry; the impact of regulation on Abacus’s business; the effects of competition on Abacus’s business; the failure of Abacus’s relationships with independent agencies; the failure to meet Abacus’s investment objectives; the inability to raise capital on favorable terms or at all; the effects of acts of terrorism; and the effectiveness of Abacus’s control environment, including the identification of control deficiencies.

These forward-looking statements are also affected by the risk factors, forward-looking statements and challenges and uncertainties set forth in documents filed by Abacus with the U.S. Securities and Exchange Commission from time to time, including the Annual Report on Form 10-K and Quarterly Reports on Form 10-Q and subsequent periodic reports. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Abacus cautions you not to place undue reliance on the forward-looking statements contained in this press release. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and Abacus assumes no obligation and, except as required by law, does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. Abacus does not give any assurance that it will achieve its expectations.